Exhibit 3.1 (1)

                                                               State of Delaware
                                                              Secretary of State
                                                         Division of Corporation
                                                   Delivered 03:59 PM 05/17/2011
                                                       FILED 03:59 PM 05/17/2011
                                                    SRV 110564949 - 4610061 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Meiguo Acquisition Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows: The name of the Corporation is being changed to: Dong Xin Chemical Co., Ltd.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13 day of May, 2011.


By: /s/ David W. Keaveney
    ----------------------------
    Authorized Officer
Title: President
Name:  David W. Keaveney